Exhibit 99.1

For Issuance

More information:

James Hart, SVP, Investor Relations

203.956.8746 (O) 203.339.2578 (M)

jhart@affinion.com

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2011

ACHIEVES $366.4 MILLION IN 2011 ADJUSTED EBITDA

FULL YEAR REVENUE GROWS 11.5% OVER 2010

STAMFORD, Conn., March 1, 2012 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced the financial results for the three- and twelve-month periods ended December 31, 2011 (the “fourth quarter” or “quarter” and “full year,” respectively) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“Overall, we are pleased that, for the sixth consecutive year, we have been able to meet or exceed the financial commitments we’ve made to our investors and creditors, and that, at this level, our Adjusted EBITDA is more than 40% higher than where we began as an independent entity just six years ago,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “We believe this demonstrates our ability to successfully manage the business for growth over the long-term, even during periods of sustained economic uncertainty or when challenges that are confronting our client partners affect our ability to market new programs and services.”

“The headwinds in Europe that began to negatively affect our International growth in mid-2011 appear to be easing somewhat, but given that our jumping off point for fiscal year 2012 is lower than what we previously expected in International, it will take all of this year to return to the levels of growth that we originally planned from the region,” continued Lipman.

“Further, as we seek to capitalize on highly attractive opportunities, we expect our marketing and commission expense to meaningfully increase in the first half of the year as compared to 2011. Because of the lower jumping off point in Europe, the higher marketing spend and the impact of the ongoing distractions to our domestic financial institution partners from the regulatory climate, we anticipate unfavorable comparisons, both on a sequential and prior period basis, for the first two quarters of the year. Nonetheless, we are excited about many of our newer initiatives, and we expect to achieve modest growth in overall Adjusted EBITDA for full year 2012.”

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures. On January 14, 2011, Affinion entered into and completed a merger agreement with Webloyalty, a global online marketing services company. Webloyalty’s business results are reported as part of the Company’s Membership and International product segments, as appropriate. Readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results, including the impact of purchase accounting related to the Webloyalty transaction.

Results Highlights

Fourth Quarter Net Revenues

•

Net revenues for the fourth quarter of 2011 increased 11.7%, from $346.1 million in the fourth quarter of 2010 to $386.5 million, with growth in both the North American and International products revenues over the fourth quarter of 2010.

•

North American revenue increased in all products except for Insurance and Package, which declined due to a higher cost of insurance resulting from higher claims activity. International products revenue increased primarily from new business generated from the Webloyalty assets following the closure of the merger.

Fourth Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (c) of Table 6) for the fourth quarter of 2011 was $97.2 million, compared to $66.3 million for the fourth quarter of 2010, an increase of 46.6%.

•

Segment EBITDA was $80.4 million as compared to $35.3 million for the fourth quarter of 2010, an increase of $45.1 million, or 128%, as a result of the higher net revenues in the quarter as well as lower general and administrative expenses due to reduced legal expenses and lower compensation costs.

•

As compared to Adjusted EBITDA, fourth quarter Segment EBITDA reflects the inclusion of, among other items, $6.9 million in costs relating to the ongoing resolution of previously disclosed litigation matters, $2.5 million of severance costs, $2.3 million of stock compensation expense and $2.0 million of facility exit costs.

Full Year Net Revenues

•	Net revenues for 2011 increased 11.5%, from $1,376.3 million in 2010 to $1,535.2 million in 2011, with growth in both North American and International products revenues over 2010.

•

In North America, higher revenue in Membership and Loyalty products revenue, due primarily to the contributions from Webloyalty and the July 2010 acquisition of Connexions Loyalty Travel Solutions (“Connexions”), respectively, were partially offset by a slight decline in Insurance and Package products revenue.

Full Year Operating Results

•	Adjusted EBITDA was $366.4 million as compared to $318.5 million for 2010, an increase of $47.9 million, or 15.0%.

•	Segment EBITDA was $282.2 million as compared to $251.6 million in 2010, with the increase due principally to the higher revenues as well as lower general and administrative costs.

•

Operating cash flow for 2011 was $107.0 million, compared to $121.8 million in 2010. The decline was due primarily to the timing of receivables and payables related to Webloyalty, as that business was in a negative working capital position as of the completion of the merger transaction. The $26.1 million of cash acquired in the Webloyalty acquisition, which was used, in part, to satisfy a portion of this working capital deficit, is reported as an investing activity in accordance with accounting standards.

Segment Commentary

North America:

Membership products revenue increased $24.4 million in the quarter, from $172.4 million to $196.8 million, or 14.2%, as compared to the fourth quarter of 2010, and increased $82.4 million, from $689.9 million to $772.3 million, or 11.9%, as compared to the full year. The growth in net Membership revenues was primarily due to the Webloyalty and Prospectiv acquisitions, which contributed an aggregate $21.4 million and $79.0 million in revenues in the fourth quarter and full year, respectively. Revenue in both the quarter and the year also benefitted from ongoing increases in average revenue per retail subscriber and higher volumes in wholesale arrangements.

Membership Segment EBITDA increased $31.8 million in the quarter, from $5.0 million to $36.8 million, and increased $18.2 million, from $109.6 million to $127.8 million, or 16.6%, as compared to 2010. While both periods benefited from the contributions of Webloyalty and Prospectiv in 2011 – amounting to $4.5 million and $23.0 million in the fourth quarter and full year, respectively – the fourth quarter increase in Segment EBITDA is due primarily to lower marketing and commission expense as compared to 2010, as marketing returned to a more normalized level in 2011, as well as lower general and administrative expense as compared to 2010, principally relating to lower costs associated with certain legal matters.

Insurance and Package products revenue declined $4.0 million in the quarter, from $81.6 million to $77.6 million, or 4.9%, as compared to the fourth quarter of 2010 and decreased $7.9 million, from $345.6 million to $337.7 million, or 2.3%, as compared to the full year. The decrease in the quarter was primarily due to a higher cost of insurance in connection with higher claims experience as compared to the fourth quarter of 2010. For the year, revenue was additionally impacted by lower fee-based revenue in package as well as lower annualized revenue per subscriber in our package programs.

Insurance and Package Segment EBITDA decreased $1.1 million in the quarter, from $15.7 million to $14.6 million, or 7.0%, as compared to the fourth quarter of 2010 and increased $2.6 million, from $94.1 million to $96.7 million, or 2.8%, as compared to the full year. The factors affecting revenue in each period were offset by lower marketing and commissions expenses in both periods as compared to 2010. In addition, the fourth quarter benefitted from lower general and administrative costs as compared to the fourth quarter of 2010.

Loyalty products revenue increased $6.6 million in the quarter, from $31.5 million to $38.1 million, or 21.0%, as compared to the fourth quarter of 2010, and increased $37.9 million, from $102.5 million to $140.4 million, or 37.0%, as compared to the full year. Revenue in the quarter grew primarily from the introduction of new client programs, which more than offset lower revenue from contracts renewed at lower rates. Revenue for the year additionally benefitted from the previously reported $30.3 million in revenue contributed from the Connexions acquisition to the first half of the year.

Loyalty Segment EBITDA increased $7.4 million in the quarter, from $9.9 million to $17.3 million, or nearly 75%, as compared to the fourth quarter of 2010 and increased $17.3 million, from $32.0 million to $49.3 million, or 54.1%, as compared to the full year. The increase in both periods was primarily due to the same factors that affected the revenue growth.

International:

International revenue increased $13.5 million in the quarter, from $61.4 million to $74.9 million, or 22.0%, as compared to the fourth quarter of 2010, and increased $46.6 million, from $241.7 million to $288.3 million, as compared to the full year. The growth in International net revenues was primarily due to the Webloyalty acquisition, which contributed $5.6 million and $28.6 million in the fourth quarter and full year, respectively. Additional new retail revenue from both new and existing clients were partially offset by a change in the structure of a formerly retail client to wholesale in both periods, as well as the renewal of certain package programs at lower rates in the full year. Also, due to fluctuations in the U.S. dollar, foreign exchange provided a $9.9 million benefit in 2011 revenue as compared to 2010, but had an immaterial impact to the fourth quarter.

International Segment EBITDA increased $6.6 million in the quarter, from $8.7 million to $15.3 million, or nearly 76%, as compared to the fourth quarter of 2010, and increased $8.8 million, from $29.8 million to $38.6 million, or 29.5%, as compared to the full year. The increase in both periods was primarily due to the contributions from Webloyalty, higher new retail revenue and lower general and administrative expenses (excluding the impact of Webloyalty).

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at December 31, 2011, see the note in Table 2.

At December 31, 2011, Affinion had $471.9 million outstanding under the senior notes (net of discounts), $1,107.2 million outstanding under its term loan facility, and $353.5 million outstanding under the senior subordinated notes (net of discounts).

As of December 31, 2011, there were no outstanding borrowings against the Company’s revolving credit facility, and $158.1 million of the credit facility was available for borrowing, after giving effect to the issuance of $6.9 million in letters of credit.

At December 31, 2011, the Company had $86.3 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At December 31, 2011, Affinion Holdings had $321.5 million outstanding under the senior notes (net of discounts) due in 2015, in addition to Affinion’s debt instruments, and $106.4 million of unrestricted cash on hand.

Historically, the business results for Affinion and Affinion Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Affinion Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three- and twelve-month period ended December 31, 2011, at 10:00 am (EST) on Thursday, March 1, 2012. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 54813697. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EST) March 5, 2012 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 54813697.

Important Notes

The transaction with Webloyalty has resulted in certain adjustments related to purchase accounting, which affected the revenue and Segment EBITDA contributed from Webloyalty. As an example, because Webloyalty’s deferred revenues were reduced as a result of purchase accounting, the net revenues recognized by the Company are less than they otherwise would have been. While the effect of these purchase accounting adjustments on the Company’s aggregate fourth quarter results was insignificant, in the twelve-month period ended December 31, 2011, net revenues and Segment EBITDA were decreased by $12.4 million and $10.3 million, respectively.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended December 31, 2011 and the audited consolidated results of operations for the twelve month period ended December 31, 2011 to the unaudited consolidated results of operations for the three month period ended December 31, 2010 and the audited consolidated results of operations for the twelve month period ended December 31, 2010, respectively.

About Affinion Group

As a global leader with almost 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,570 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,500 employees and has marketing capabilities in 17 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2012 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Registration Statement on Form S-4, which was declared effective by the SEC on July 26, 2011, and Affinion Holdings’ most recent Registration Statement on Form S-4, which was declared effective by the SEC on July 26, 2011. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Global Average Subscribers, excluding Basic Insureds	49,668	45,713	48,722	43,800
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds(1)	$27.85	$27.08	$28.44	$28.42
Global Membership Subscribers
Average Global Retail Subscribers (2)	11,260	10,032	11,348	10,261
Annualized Net Revenue Per Global Average Subscriber (1)	$79.40	$75.61	$79.56	$74.08
Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	34,170	31,335	33,082	29,136
Annualized Net Revenue Per Global Average Package Subscriber (1)	$7.24	$7.17	$6.80	$7.54
Global Insureds
Average Supplemental Insureds (2)	4,238	4,346	4,292	4,403
Annualized Net Revenue Per Supplemental Insured (1)	$56.97	$58.66	$60.06	$60.21
Global Average Subscribers, including Basic Insureds	71,975	68,192	71,078	66,444

(1)

Annualized Net Revenue Per Global Average Subscriber and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Average Global Subscribers and Average Supplemental Insureds for the period are each calculated by determining the average subscribers or insureds, as applicable, for each month (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2011 AND 2010

(In millions, except share amounts)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$86.3	$121.1
Restricted cash	30.4	35.3
Receivables (net of allowances for doubtful accounts of $2.4 and $1.2, respectively)	126.8	119.3
Receivables from related parties	0.8	6.1
Profit-sharing receivables from insurance carriers	74.0	75.0
Prepaid commissions	52.6	58.0
Income taxes receivable	2.1	2.8
Other current assets	68.1	65.9

Total current assets	441.1	483.5
Property and equipment, net	134.7	113.4
Contract rights and list fees, net	22.5	25.9
Goodwill	627.5	402.7
Other intangibles, net	351.2	410.6
Other non-current assets	74.0	79.1

Total assets	$1,651.0	$1,515.2

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.9	$9.1
Accounts payable and accrued expenses	398.1	367.3
Payables to related parties	35.3	17.3
Deferred revenue	152.5	163.9
Income taxes payable	3.4	2.8

Total current liabilities	601.2	560.4
Long-term debt	1,922.5	1,685.2
Deferred income taxes	67.5	54.2
Deferred revenue	17.8	21.0
Other long-term liabilities	53.7	59.3

Total liabilities	2,662.7	2,380.1

Commitments and contingencies
Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	139.6	172.1
Accumulated deficit	(1,157.5)	(1,047.8)
Accumulated other comprehensive income	5.2	9.5

Total Affinion Group, Inc. deficit	(1,012.7)	(866.2)
Non-controlling interest in subsidiary	1.0	1.3

Total deficit	(1,011.7)	(864.9)

Total liabilities and deficit	$1,651.0	$1,515.2

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2010. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2011 AND 2010

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net revenues	$386.5	$346.1	$1,535.2	$1,376.3

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	165.2	159.7	637.7	583.3
Operating costs	108.3	100.1	441.5	375.8
General and administrative	30.6	51.0	167.6	157.6
Facility exit costs	2.0	—	6.2	8.0
Depreciation and amortization	55.4	48.0	238.7	195.2

Total expenses	361.5	358.8	1,491.7	1,319.9

Income (loss) from operations	25.0	(12.7)	43.5	56.4
Interest income	0.1	0.5	1.0	11.6
Interest expense	(37.1)	(36.0)	(148.3)	(158.0)
Loss on extinguishment of debt	—	(29.6)	—	(37.0)
Other income (expense), net	0.2	—	0.2	(1.8)

Loss before income taxes and non-controlling interest	(11.8)	(77.8)	(103.6)	(128.8)
Income tax (expense) benefit	3.4	(3.8)	(5.2)	(12.8)

Net loss	(8.4)	(81.6)	(108.8)	(141.6)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(0.9)	(1.0)

Net loss attributable to Affinion Group, Inc.	$(8.6)	$(81.8)	$(109.7)	$(142.6)

TABLE 4

AFFINION GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

(In millions)

	For the Years Ended
	December 31, 2011	December 31, 2010
Operating Activities
Net loss	$(108.8)	$(141.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	238.7	195.2
Amortization of debt discount and financing costs	8.3	10.6
Unrealized (gain) loss on interest rate swaps	2.5	2.9
Unrealized foreign currency transaction loss	—	1.9
Loss on extinguishment of debt	—	37.0
Facility exit costs	6.2	8.0
Share-based compensation	11.0	11.1
Interest accretion on held-to-maturity debt securities	—	(6.0)
Deferred income taxes	2.3	7.0
Payment received for assumption of loyalty points program liability	4.7	6.5
Net change in assets and liabilities:
Restricted cash	1.9	(2.2)
Receivables	(0.7)	13.7
Receivables from related parties	1.0	(4.3)
Profit-sharing receivables from insurance carriers	1.1	(3.4)
Prepaid commissions	5.4	6.4
Other current assets	7.1	(12.6)
Contract rights and list fees	(3.5)	(2.2)
Other non-current assets	7.7	4.6
Accounts payable and accrued expenses	(36.3)	47.4
Payables to related parties	(8.4)	(6.2)
Deferred revenue	(16.0)	(43.5)
Income taxes receivable and payable	2.3	(5.1)
Other long-term liabilities	(20.4)	(5.6)
Other, net	0.9	2.2

Net cash provided by operating activities	107.0	121.8

Investing Activities
Capital expenditures	(56.9)	(39.9)
Acquisition-related payments, net of cash acquired	(33.4)	(171.8)
Cash acquired in Webloyalty acquisition	26.1	—
Redemption of held-to-maturity debt securities of Affinion Group Holdings, Inc.	—	78.9
Restricted cash	3.2	1.5

Net cash used in investing activities	(61.0)	(131.3)

Financing Activities
Proceeds from issuance of term loan	250.0	875.0
Proceeds from issuance of senior notes	—	471.5
Financing costs	(5.8)	(35.5)
Repayment of term loans	—	(655.3)
Redemption of senior notes	—	(467.6)
Principal payments on borrowings	(11.8)	(0.3)
Return of capital to parent company	(323.2)	(119.8)
Receivables from and payables to parent company	15.4	—
Repurchase of employee equity award of a subsidiary	(3.5)	(3.6)
Distribution to non-controlling interest of a subsidiary	(1.1)	(1.0)

Net cash provided by (used in) financing activities	(80.0)	63.4

Effect of changes in exchange rates on cash and cash equivalents	(0.8)	(2.6)

Net increase (decrease) in cash and cash equivalents	(34.8)	51.3
Cash and cash equivalents, beginning of year	121.1	69.8

Cash and cash equivalents, end of year	$86.3	$121.1

Supplemental Disclosure of Cash Flow Information:
Interest payments	$149.0	$137.6

Income tax payments, net of refunds	$2.6	$9.3

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31, 2011	December 31, 2010	Increase (Decrease)	December 31, 2011	December 31, 2010	Increase (Decrease)
Affinion North America
Membership products	$196.8	$172.4	$24.4	$36.8	$5.0	$31.8
Insurance and package products	77.6	81.6	(4.0)	14.6	15.7	(1.1)
Loyalty products	38.1	31.5	6.6	17.3	9.9	7.4
Eliminations	(0.9)	(0.8)	(0.1)	—	—	—

Total North America	311.6	284.7	26.9	68.7	30.6	38.1
Affinion International
International products	74.9	61.4	13.5	15.3	8.7	6.6

Total products	386.5	346.1	40.4	84.0	39.3	44.7
Corporate	—	—	—	(3.6)	(4.0)	0.4

Total	$386.5	$346.1	$40.4	80.4	35.3	45.1

Depreciation and amortization				(55.4)	(48.0)	(7.4)

Income (loss) from operations				$25.0	$(12.7)	$37.7

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31, 2011	December 31, 2010	Increase (Decrease)	December 31, 2011	December 31, 2010	Increase (Decrease)
Affinion North America
Membership products	$772.3	$689.9	$82.4	$127.8	$109.6	$18.2
Insurance and package products	337.7	345.6	(7.9)	96.7	94.1	2.6
Loyalty products	140.4	102.5	37.9	49.3	32.0	17.3
Eliminations	(3.5)	(3.4)	(0.1)	—	—	—

Total North America	1,246.9	1,134.6	112.3	273.8	235.7	38.1
Affinion International
International products	288.3	241.7	46.6	38.6	29.8	8.8

Total products	1,535.2	1,376.3	158.9	312.4	265.5	46.9
Corporate	—	—	—	(30.2)	(13.9)	(16.3)

Total	$1,535.2	$1,376.3	$158.9	282.2	251.6	30.6

Depreciation and amortization				(238.7)	(195.2)	(43.5)

Income from operations				$43.5	$56.4	$(12.9)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table “6” for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the years and three months ended December 31, 2011 and 2010 to our Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net cash provided by operating activities	$107.0	$121.8	$41.1	$(10.0)
Interest expense, net	147.3	146.4	37.0	35.5
Income tax expense (benefit)	5.2	12.8	(3.4)	3.8
Amortization of favorable and unfavorable contracts	1.2	2.2	0.3	0.5
Amortization of debt discount and financing costs	(8.3)	(10.6)	(2.1)	(2.5)
Unrealized gain (loss) on interest rate swaps	(2.5)	(2.9)	(6.8)	4.4
Deferred income taxes	(2.3)	(7.0)	1.5	(2.7)
Interest accretion on held-to-maturity debt securities	—	6.0	—	—
Payment received for assumption of loyalty points program liability	(4.7)	(6.5)	0.1	—
Changes in assets and liabilities	56.7	8.6	17.4	11.0
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (a)	31.3	28.5	8.8	20.0
Other, net (b)	35.5	19.2	3.3	6.3

Adjusted EBITDA, excluding Webloyalty and Prospectiv (c) (d)	366.4	$318.5	$97.2	$66.3

Effect of the Webloyalty and Prospectiv acquisitions (e)	1.7

Adjusted EBITDA, including Webloyalty and Prospectiv (f)	$368.1

(a)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(b)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(c)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(d)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv Direct, Inc. (“Prospectiv”), an online performance marketer and operator of one of the leading daily deal websites in the United States, that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on January 1, 2011 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(e)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on January 1, 2011.
(f)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on January 1, 2011.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the years and three months ended December 31, 2011 and 2010 to our Adjusted EBITDA as required by our credit facility and the indentures governing our senior notes and senior subordinated notes.

	For the Years Ended		For the Three Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net loss attributable to Affinion Group, Inc.	$(109.7)	$(142.6)	$(8.6)	$(81.8)
Interest expense, net	147.3	146.4	37.0	35.5
Income tax expense (benefit)	5.2	12.8	(3.4)	3.8
Non-controlling interest	0.9	1.0	0.2	0.2
Other (income) expense, net	(0.2)	1.8	(0.2)	—
Loss on extinguishment of debt	—	37.0	—	29.6
Depreciation and amortization	238.7	195.2	55.4	48.0
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains (a)	8.7	(5.9)	(0.6)	(1.3)
Certain legal costs (b)	14.3	26.8	6.9	16.9
Net cost savings (c)	8.3	7.6	2.5	4.4
Other, net (d)	52.9	38.4	8.0	11.0

Adjusted EBITDA, excluding Webloyalty and Prospectiv (e) (f)	366.4	$318.5	$97.2	$66.3

Effect of the Webloyalty and Prospectiv acquisitions (g)	1.7

Adjusted EBITDA, including Webloyalty and Prospectiv (h)	$368.1

Interest coverage ratio (i)	2.46
Consolidated leverage ratio (j)	5.17
Fixed charge coverage ratio (k)	2.43

(a)

Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(b)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(c)	Net cost savings - represents the elimination of costs associated with severance incurred.
(d)

Other, net - represents the elimination of: (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(e)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(f)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on January 1, 2011 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(g)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on January 1, 2011.
(h)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on January 1, 2011.

(i)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at December 31, 2011.

(j)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.25 to 1.0 at December 31, 2011.

(k)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA ( as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the years and three months ended December 31, 2011 and 2010 to our Segment EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net loss attributable to Affinion Group, Inc.	$(109.7)	$(142.6)	$(8.6)	$(81.8)
Interest expense, net	147.3	146.4	37.0	35.5
Income tax expense (benefit)	5.2	12.8	(3.4)	3.8
Non-controlling interest	0.9	1.0	0.2	0.2
Other (income) expense, net	(0.2)	1.8	(0.2)	—
Loss on extinguishment of debt	—	37.0	—	29.6
Depreciation and amortization	238.7	195.2	55.4	48.0

Segment EBITDA	$282.2	$251.6	$80.4	$35.3

TABLE 7

AFFINION GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2011 AND 2010

(In millions, except share amounts)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$106.4	$164.2
Restricted cash	30.4	35.3
Receivables (net of allowances for doubtful accounts of $2.4 and $1.2, respectively)	126.8	119.3
Receivables from related parties	0.8	6.1
Profit-sharing receivables from insurance carriers	74.0	75.0
Prepaid commissions	52.6	58.0
Income taxes receivable	2.1	2.8
Other current assets	68.1	66.1

Total current assets	461.2	526.8
Property and equipment, net	134.7	113.4
Contract rights and list fees, net	22.5	25.9
Goodwill	627.5	402.7
Other intangibles, net	351.2	410.6
Other non-current assets	79.6	85.5

Total assets	$1,676.7	$1,564.9

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.9	$9.1
Accounts payable and accrued expenses	405.3	379.9
Payables to related parties	0.7	2.7
Deferred revenue	152.5	163.9
Income taxes payable	3.4	2.8

Total current liabilities	573.8	558.4
Long-term debt	2,244.0	2,005.7
Deferred income taxes	67.5	54.2
Deferred revenue	17.8	21.0
Mandatorily redeemable preferred stock	—	39.8
Other long-term liabilities	53.7	59.3

Total liabilities	2,956.8	2,738.4

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 360,000,000 and 350,000,000 shares authorized, 85,049,740 and 59,908,103 shares issued and 84,834,856 and 59,696,488 shares outstanding	0.9	0.6
Additional paid-in capital	125.9	56.3
Warrants	1.7	16.7
Accumulated deficit	(1,413.7)	(1,256.8)
Accumulated other comprehensive income	5.2	9.5
Treasury stock, at cost, 214,884 and 211,615 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,281.1)	(1,174.8)
Non-controlling interest in subsidiary	1.0	1.3

Total deficit	(1,280.1)	(1,173.5)

Total liabilities and deficit	$1,676.7	$1,564.9

TABLE 8

AFFINION GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2011 AND 2010

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net revenues	$386.5	$346.1	$1,535.2	$1,376.3

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	165.2	159.7	637.7	583.3
Operating costs	108.3	100.1	441.5	375.8
General and administrative	30.6	51.1	167.9	157.9
Facility exit costs	2.0	—	6.2	8.0
Depreciation and amortization	55.4	48.0	238.7	195.2

Total expenses	361.5	358.9	1,492.0	1,320.2

Income (loss) from operations	25.0	(12.8)	43.2	56.1
Interest income	0.1	0.4	1.1	0.8
Interest expense	(47.2)	(47.1)	(188.8)	(192.6)
Loss on redemption of preferred stock	—	—	(6.5)	—
Loss on extinguishment of debt	—	(32.3)	—	(39.7)
Other income (expense), net	0.1	(0.1)	0.2	(1.9)

Loss before income taxes and non-controlling interest	(22.0)	(91.9)	(150.8)	(177.3)
Income tax (expense) income	3.4	(3.8)	(5.2)	(12.8)

Net loss	(18.6)	(95.7)	(156.0)	(190.1)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(0.9)	(1.0)

Net loss attributable to Affinion Group Holdings, Inc.	$(18.8)	$(95.9)	$(156.9)	$(191.1)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

(In millions)

	For the Years Ended
	December 31, 2011	December 31, 2010
Operating Activities
Net loss	$(156.0)	$(190.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	238.7	195.2
Amortization of debt discount and financing costs	10.7	12.7
Preferred stock dividend and accretion	0.4	4.6
Unrealized loss on interest rate swaps	2.5	2.9
Unrealized foreign currency transaction loss	—	1.9
Loss on extinguishment of debt	—	39.7
Loss on redemption of preferred stock	6.5	—
Facility exit costs	6.2	8.0
Share-based compensation	11.0	11.1
Deferred income taxes	2.3	7.0
Payment of in-kind interest upon redemption of debt securities	—	(12.8)
Payment received for assumption of loyalty points program liability	4.7	6.5
Net change in assets and liabilities:
Restricted cash	1.9	(2.2)
Receivables	(0.7)	13.7
Receivables from related parties	1.0	0.5
Profit-sharing receivables from insurance carriers	1.1	(3.4)
Prepaid commissions	5.4	6.4
Other current assets	7.3	(12.8)
Contract rights and list fees	(3.5)	(2.2)
Other non-current assets	7.7	4.6
Accounts payable and accrued expenses	(46.9)	46.0
Payables to related parties	(2.0)	(2.4)
Deferred revenue	(16.0)	(43.5)
Income taxes receivable and payable	2.3	(5.1)
Other long-term liabilities	(20.4)	(10.0)
Other, net	0.9	2.2

Net cash provided by operating activities	65.1	78.5

Investing Activities
Capital expenditures	(56.9)	(39.9)
Acquisition-related payments, net of cash acquired	(33.4)	(171.8)
Cash acquired in Webloyalty acquisition	26.1	—
Restricted cash	3.2	1.5

Net cash used in investing activities	(61.0)	(210.2)

Financing Activities
Proceeds from issuance of Affinion term loan	250.0	875.0
Proceeds from issuance of Affinion senior notes	—	471.5
Proceeds from issuance of senior notes	—	320.3
Financing costs	(6.5)	(42.2)
Repayment of Affinion term loan	—	(655.3)
Redemption of Affinion senior notes	—	(467.6)
Repayment of term loan	—	(267.8)
Principal payments on borrowings	(11.7)	(0.3)
Purchase of treasury stock	—	(0.3)
Return of capital	(241.6)	—
Redemption of preferred stock	(46.7)	—
Repurchase of employee equity award of a subsidiary	(3.5)	(3.6)
Distribution to non-controlling interest of a subsidiary	(1.1)	(1.0)

Net cash provided by (used in) financing activities	(61.1)	228.7

Effect of changes in exchange rates on cash and cash equivalents	(0.8)	(2.6)

Net increase (decrease) in cash and cash equivalents	(57.8)	94.4
Cash and cash equivalents, beginning of year	164.2	69.8

Cash and cash equivalents, end of year	$106.4	$164.2

Supplemental Disclosure of Cash Flow Information:
Interest payments	$191.0	$181.6

Income tax payments, net of refunds	$2.6	$9.3

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31, 2011	December 31, 2010	Increase (Decrease)	December 31, 2011	December 31, 2010	Increase (Decrease)
Affinion North America
Membership products	$196.8	$172.4	$24.4	$36.8	$5.0	$31.8
Insurance and package products	77.6	81.6	(4.0)	14.6	15.7	(1.1)
Loyalty products	38.1	31.5	6.6	17.3	9.9	7.4
Eliminations	(0.9)	(0.8)	(0.1)	—	—	—

Total North America	311.6	284.7	26.9	68.7	30.6	38.1
Affinion International
International products	74.9	61.4	13.5	15.3	8.7	6.6

Total products	386.5	346.1	40.4	84.0	39.3	44.7
Corporate	—	—	—	(3.6)	(4.1)	0.5

Total	$386.5	$346.1	$40.4	80.4	35.2	45.2

Depreciation and amortization				(55.4)	(48.0)	(7.4)

Income from operations				$25.0	$(12.8)	$37.8

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31, 2011	December 31, 2010	Increase (Decrease)	December 31, 2011	December 31, 2010	Increase (Decrease)
Affinion North America
Membership products	$772.3	$689.9	$82.4	$127.8	$109.6	$18.2
Insurance and package products	337.7	345.6	(7.9)	96.7	94.1	2.6
Loyalty products	140.4	102.5	37.9	49.3	32.0	17.3
Eliminations	(3.5)	(3.4)	(0.1)	—	—	—

Total North America	1,246.9	1,134.6	112.3	273.8	235.7	38.1
Affinion International
International products	288.3	241.7	46.6	38.6	29.8	8.8

Total products	1,535.2	1,376.3	158.9	312.4	265.5	46.9
Corporate	—	—	—	(30.5)	(14.2)	(16.3)

Total	$1,535.2	$1,376.3	$158.9	281.9	251.3	30.6

Depreciation and amortization				(238.7)	(195.2)	(43.5)

Income from operations				$43.2	$56.1	$(12.9)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by operating activities for the years and three months ended December 31, 2011 and 2010 to Affinion Holdings’ Adjusted EBITDA as required by our indenture governing the notes.

	For the Years Ended		For the Three Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net cash provided by operating activities	$65.1	$78.5	$22.3	$(49.1)
Interest expense, net	187.7	191.8	47.1	46.7
Income tax expense (benefit)	5.2	12.8	(3.4)	3.8
Amortization of favorable and unfavorable contracts	1.2	2.2	0.3	0.5
Amortization of debt discount and financing costs	(10.7)	(12.7)	(2.8)	(3.1)
Preferred stock dividend and accretion	(0.4)	(4.6)	—	(1.2)
Unrealized loss on interest rate swaps	(2.5)	(2.9)	(6.8)	—
Deferred income taxes	(2.3)	(7.0)	1.5	(2.7)
Payment received for assumption of loyalty points program liability	(4.7)	(6.5)	0.1	—
Payment of in-kind interest upon redemption of debt securities	—	12.8	—	12.8
Changes in assets and liabilities	60.7	6.0	26.7	32.1
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (a)	31.3	28.5	8.8	20.0
Other, net (b)	35.6	19.5	3.4	6.5

Adjusted EBITDA, excluding Webloyalty and Prospectiv (c) (d)	366.2	$318.4	$97.2	$66.3

Effect of the Webloyalty and Prospectiv acquisitions (e)	1.7

Adjusted EBITDA, including Webloyalty and Prospectiv (f)	$367.9

(a)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(b)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(c)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(d)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on January 1, 2011 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility, and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(e)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on January 1, 2011.
(f)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on January 1, 2011.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the years and three months ended December 31, 2011 and 2010 to Affinion Holdings’ Adjusted EBITDA as required by our indenture governing the Affinion Holdings senior notes.

TABLE 11 - cont’d

	For the Years Ended		For the Three Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net loss attributable to Affinion Group Holdings, Inc.	$(156.9)	$(191.1)	$(18.8)	$(95.9)
Interest expense, net	187.7	191.8	47.1	46.7
Income tax expense (benefit)	5.2	12.8	(3.4)	3.8
Non-controlling interest	0.9	1.0	0.2	0.2
Other (income) expense, net	(0.2)	1.9	(0.1)	0.1
Loss on redemption of preferred stock	6.5	—	—	—
Loss on extinguishment of debt	—	39.7	—	32.3
Depreciation and amortization	238.7	195.2	55.4	48.0
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains (a)	8.7	(5.9)	(0.6)	(1.3)
Certain legal costs (b)	14.3	26.8	6.9	16.9
Net cost savings (c)	8.3	7.6	2.5	4.4
Other, net (d)	53.0	38.6	8.0	11.1

Adjusted EBITDA, excluding Webloyalty and Prospectiv (e) (f)	366.2	$318.4	$97.2	$66.3

Effect of the Webloyalty and Prospectiv acquisitions (g)	1.7

Adjusted EBITDA, including Webloyalty and Prospectiv (h)	$367.9

(a)

Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(b)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(c)	Net cost savings - represents the elimination of costs associated with severance incurred.
(d)

Other, net - represents the elimination of (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(e)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(f)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on January 1, 2011 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(g)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on January 1, 2011.
(h)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on January 1, 2011.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the years and three months ended December 31, 2011 and 2010 to Affinion Holdings’ Segment EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net loss attributable to Affinion Group Holdings, Inc.	$(156.9)	$(191.1)	$(18.8)	$(95.9)
Interest expense, net	187.7	191.8	47.1	46.7
Income tax expense (benefit)	5.2	12.8	(3.4)	3.8
Non-controlling interest	0.9	1.0	0.2	0.2
Loss on redemption of preferred stock	6.5	—	—	—
Other (income) expense, net	(0.2)	1.9	(0.1)	0.1
Loss on extinguishment of debt	—	39.7	—	32.3
Depreciation and amortization	238.7	195.2	55.4	48.0

Segment EBITDA	$281.9	$251.3	$80.4	$35.2